EXHIBIT 99.1

PRESS RELEASE
Apr. 15, 2025

Arrowhead Pharmaceuticals Appoints Daniel Apel as Chief Financial Officer

PASADENA, Calif., Apr. 15, 2025 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced that, effective May 13, 2025, Arrowhead’s Chief Financial Officer, Ken Myszkowski, will retire after 16 years of service to the company and will be succeeded by Daniel Apel, who has been appointed as the company’s new Chief Financial Officer. Mr. Myszkowski will continue to serve as an employee adviser to assist and facilitate an effective transition.

“Ken has been a valuable member of the Arrowhead team, and he retires at a time of great financial strength for the company. The finance organization that Ken built over the years is very capable and provides strong support to our ambitious development and commercialization plans. I want to thank him for all his important contributions to Arrowhead,” said Christopher Anzalone, Ph.D., President and CEO at Arrowhead. “I am also excited for Dan Apel to join Arrowhead as we make the transition from development stage to commercial stage, with the planned launch of plozasiran this year, pending regulatory review and approval. Dan is an accomplished pharmaceutical executive who can make an immediate and important impact on our business.”

Mr. Apel joins the company from Walgreens Boots Alliance, where he served as Global Head of Financial Planning and Analysis from 2019 through 2024. Prior to joining Walgreens, Mr. Apel served in various significant roles in his nearly 20-year career at Bayer, including as Chief Financial Officer for Bayer U.S. from 2016 through 2019 and as Chief Financial Officer for Bayer Canada and global Head of Accounting for the Bayer Healthcare Segment, based in Germany. Mr. Apel has served on the boards of the Biotechnology Innovation Organization (BIO) and the Organization for International Investment, as well as a Trustee for the Health Institute of New Jersey. Mr. Apel earned his Master’s degree in Business Administration from the University of California, Berkeley, a Bachelors of Arts Degree from the University of Pennsylvania, and is a licensed Certified Public Accountant.

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

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Safe Harbor Statement under the Private Securities Litigation Reform Act:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” “continue,” “target,” “forecast” or “continue” or the negative of these words or other variations thereof or comparable terminology are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline or product candidates, including anticipated regulatory submissions and clinical program results, prospects or benefits of our collaborations with other companies, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements include, but are not limited to, statements about the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; our expectations regarding the potential benefits of the partnership, licensing and/or collaboration arrangements and other strategic arrangements and transactions we have entered into or may enter into in the future; our beliefs and expectations regarding milestone, royalty or other payments that could be due to or from third parties under existing agreements; and our estimates regarding future revenues, research and development expenses, capital requirements and payments to third parties. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties, including the impact of the ongoing COVID-19 pandemic on our business, the safety and efficacy of our product candidates, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:
Arrowhead Pharmaceuticals, Inc.
Vince Anzalone, CFA
626-304-3400
ir@arrowheadpharma.com
Investors:
LifeSci Advisors, LLC
Brian Ritchie
212-915-2578
britchie@lifesciadvisors.com
Media:
LifeSci Communications, LLC
Kendy Guarinoni, Ph.D.
724-910-9389
kguarinoni@lifescicomms.com

Source: Arrowhead Pharmaceuticals, Inc.
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